Exhibit 5.2


                  [Letterhead of Potter Anderson & Corroon LLP]



                                  April 10, 2003


To Each of the Persons Listed
on Schedule I Attached Hereto

                  Re:      Harleysville Group Capital Trust I

Ladies and Gentlemen:



                  We have acted as special Delaware counsel for Harleysville Group Capital Trust I, a Delaware statutory trust (the "Trust") in connection with the proposed issuance of its preferred securities (the "Preferred Securities"). For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

                  1. The Certificate of Trust for the Trust, dated as of April 7, 2003 (the "Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 7, 2003;

                  2. The Trust Agreement of the Trust dated as of April 7, 2003
by  and  among  Harleysville   Group,  Inc.,  as  Depositor  (the  "Depositor"),
Wilmington Trust Company, as Delaware Trustee, and Wilmington Trust Company, as Property Trustee (the "Original Trust Agreement");

                  3. The form of Amended and Restated Trust Agreement of the Trust to be entered into by and among the Depositor, the Delaware Trustee, the Property Trustee and the Administrative Trustees to be named therein (the "Amended and Restated Trust Agreement");

                  4. The Form S-3 Registration Statement, dated as of April 10, 2003, relating to the distribution of Preferred Securities under specified Rules of the Securities Act of 1933, as amended (the "Registration Statement"); and

                  5. A Certificate of Good Standing for the Trust, dated April 9, 2003, obtained from the Secretary of State.

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To each of the persons on
Schedule I attached hereto
April 10, 2003 Page 4



                  As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

                  Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Statutory Trust Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

                  2. When and if the Amended and Restated Trust Agreement has been duly authorized, executed and delivered by each of the parties thereto (including without limitation all of the parties to the Original Trust Agreement) and, subject to the other qualifications set forth herein (including, without limitation, paragraph 3 below), the Preferred Securities will have been duly authorized by the Amended and Restated Trust Agreement, and when the Preferred Securities shall have been duly and validly issued and sold in accordance with the Amended and Restated Trust Agreement and the Registration Statement, and in a manner consistent therewith (including, without limitation, due execution and authentication thereof under the Amended and Restated Trust Agreement), such Preferred Securities will represent validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

                  3. When and if the actions referred to in paragraph 2 have occurred the holders of Preferred Securities, as beneficial owners of Preferred Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders of Preferred Securities may be obligated to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates representing Preferred Securities, if any, and the issuance of replacement certificates representing Preferred Securities, and (b) provide security or indemnity in connection with requests of or directions to the Trustees to exercise their rights and powers under the Amended and Restated Trust Agreement.


                  All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                           a. The foregoing opinions are limited to the laws of
the State of


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To each of the persons on
Schedule I attached hereto
April 10, 2003 Page 4

Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                           b. We have assumed the due execution and delivery by
each party listed as a party to each document examined by us as an executed document. We have assumed further the due authorization by each party thereto of each document examined by us, and that each of such parties has, or, in the case of the Amended and Restated Trust Agreement, will have, the full power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties (exclusive of the Trust and the Administrative Trustees) (x) to the Original Declaration is, and (y) to the Amended and Restated Trust Agreement will remain, a corporation, bank, national banking association, statutory trust or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the documents to which they are a party do not, and will not, (i) result in the breach of the terms of, and do not, and will not, contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them, or (ii) require under any law, statute, rule, or regulation any filing with, or any approval or consent of, any governmental authority.

                           c. We have assumed that all signatures on documents
examined by us are genuine,
that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                           d. We have assumed that the Original Trust Agreement
does, and the Original Trust Agreement and the Amended and Restated Trust Agreement will, constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust.

                           e. We have assumed that the Original Trust Agreement
does, and the Amended and Restated Trust Agreement will, constitute a legal, valid, binding and enforceable obligation of each of the parties thereto under the stated law of governance of such agreements.

                           f. We have assumed that prior to the execution and
delivery of the Amended and Restated Trust Agreement, the liquidation amount shall be set forth therein, and that the Preferred Securities will be issued in accordance with the Amended and Restated Trust Agreement and the Registration Statement.

                           g. We note that we do not assume responsibility for
the contents of the Registration Statement.

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To each of the persons on
Schedule I attached hereto
April 10, 2003 Page 4


                           h. Except as expressly set forth in the opinions
above, we express no opinion on any documents or agreements referred to, or incorporated by reference into, the Original Trust Agreement, the Amended and Restated Trust Agreement or the Registration Statement.

                  This Opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Drinker Biddle & Reath LLP may rely on this opinion in connection with the matters set forth herein for its opinions delivered on even date herewith.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus contained in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,



                                              /s/ POTTER ANDERSON & CORROON LLP


577571


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                                   Schedule I



Harleysville Group Inc.

Harleysville Group Capital Trust I

Wilmington Trust Company


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